UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

MAKO Surgical Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Davie Road

Fort Lauderdale, Florida 33317

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 927-2044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ian R. Dawson as Senior Vice President of Marketing

Effective May 31, 2013 (the “Dawson Effective Date”), the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MAKO Surgical Corp. (the “Company”) approved the terms and conditions set forth in the Employment Agreement (the “Dawson Agreement”) between the Company and Ian R. Dawson. Mr. Dawson has been appointed to the position of Senior Vice President of Marketing of the Company with his duties to commence as of the Dawson Effective Date.

Mr. Dawson, 53, has over 25 years of experience in marketing, with the majority of such experience in the medical device field. From June 2008 through May 2013, Mr. Dawson served as Vice President of North America Marketing for Smith & Nephew Advanced Wound Management, a manufacturer and supplier of advanced wound dressings and devices, where he was responsible for managing the entire marketing function for North America. From May 2004 to June 2008, Mr. Dawson held various marketing leadership positions with Zimmer, Inc., a manufacturer and supplier of orthopedic implants and surgical products, including Senior Director of U.S. Knee Marketing, where he was responsible for directing all marketing programs and activities related to Zimmer’s knee products. From July 2001 to April 2004, he served as the Vice President - Product Group Knee, for Centerpulse Orthopedics Ltd., a manufacturer and supplier of orthopedic implants. Mr. Dawson holds a B.S. in Applied Biology from Chelsea College, University of London and a Diploma in Management Studies from Exeter College of Plymouth Polytechnic.

The Dawson Agreement provides Mr. Dawson with a one-year initial term of employment with automatic renewal for successive one-year terms, unless a party provides the other party with ninety days prior written notice of the intent not to renew. Under the terms of the Dawson Agreement, Mr. Dawson will receive an annual base salary of $260,000 and will have the opportunity to earn an annual performance cash bonus based on his individual performance and the Company’s performance pursuant to the Company’s 2013 Leadership Cash Bonus Plan. Also pursuant to the terms of the Dawson Agreement, the Committee granted Mr. Dawson 150,000 stock options pursuant to the terms of the Company’s 2008 Omnibus Incentive Plan, with the Dawson Effective Date serving as the grant date for such stock options.

The Dawson Agreement provides for a relocation allowance to Mr. Dawson of $85,000 payable in two equal installments, with the first payment due in the first payroll following the Dawson Effective Date and the second payment three months thereafter. In the event that Mr. Dawson’s employment with the Company is terminated for any reason, other than good reason, during the first twelve months following the second payment, Mr. Dawson will be required to repay to the Company the relocation allowance. In addition, the Dawson Agreement provides for the reimbursement of the actual and customary expenses incurred in moving Mr. Dawson’s household items to South Florida.

If Mr. Dawson’s employment with the Company is terminated without cause, or if Mr. Dawson resigns for good reason, the Dawson Agreement provides for severance payments equal to six months of his annual base salary and the costs of continuation of his health benefits for six months. In addition, if in anticipation of a change in control or on or within six months after a change in control, Mr. Dawson’s employment with the Company is terminated without cause or Mr. Dawson resigns for good reason, then all equity awards held by Mr. Dawson that vest based on time shall become immediately vested.

The foregoing description of the terms and conditions of the Dawson Agreement is qualified in its entirety by reference to the Dawson Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and incorporated in its entirety by this reference.

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Transition of Ivan Delevic to Senior Vice President of Corporate Development

Effective May 31, 2013, the Committee approved the terms and conditions set forth in the First Amendment to Amended and Restated Employment Agreement between the Company and Ivan Delevic (the “Delevic Amendment”), pursuant to which Mr. Delevic transitioned from Senior Vice President of Marketing to Senior Vice President of Corporate Development.

The Delevic Amendment extends the term of the Amended and Restated Employment between the Company and Mr. Delevic, effective as of July 30, 2012 (the “Delevic Agreement”), through September 30, 2013. Thereafter, the Delevic Agreement shall automatically renew for successive one-year terms unless either the Company or Mr. Delevic provides written notice of the intent not to renew at least thirty days prior to September 30, 2013 (“2013 Non-Renewal”). The Delevic Amendment provides that a 2013 Non-Renewal shall be deemed a termination without cause by the Company or a termination by Mr. Delevic for good reason, as the case may be, under the terms of the Delevic Agreement.

The foregoing description of the terms and conditions of Mr. Delevic’s employment with the Company is qualified in its entirety by reference to the Delevic Agreement and Delevic Amendment, copies of which are attached as Exhibits 10.2 and 10.3 to this Form 8-K and incorporated in their entirety by this reference. The Company issued a press release on June 3, 2013, a copy of which is attached hereto as Exhibit 99.1, in connection with the appointment of Mr. Dawson as a Senior Vice President of the Company and the transition of Mr. Delevic to Senior Vice President of Corporate Development of the Company.

Resignation of S. Morry Blumenfeld, Ph.D. as Director

On May 31, 2013, S. Morry Blumenfeld, Ph.D. tendered his resignation as a director of the Company, effective as of June 4, 2013. At the time of his resignation, Dr. Blumenfeld was a member of the Compensation Committee of the Company’s Board of Directors. Dr. Blumenfeld did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result of Dr. Blumenfeld’s resignation, the Board approved a decrease in the number of authorized seats on the Board from eight to seven directors.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of stockholders of the Company was held on June 4, 2013 at the Company’s headquarters in Fort Lauderdale, Florida. The Company submitted the three proposals listed below to a vote of stockholders, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2013. The final results of voting are as follows:

Proposal 1 – Election of two Class III directors, each to serve until the 2016 annual meeting of stockholders and until his successor is duly elected and qualified:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTE
Christopher C. Dewey	17,693,053	1,157,124	17,470,873
Richard R. Pettingill	17,968,565	881,612	17,470,873

Each of the nominees recommended by the Board in Proposal 1 was elected. The Company’s other directors who were in office prior to the 2013 annual meeting of stockholders and with terms of office that continue after the meeting are Charles W. Federico, Maurice R. Ferré, M.D., John G. Freund, M.D., Frederic H. Moll, M.D., and William D. Pruitt.

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Proposal 2 – Approval by non-binding advisory vote of the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
12,941,971	5,349,853	558,353	17,470,873

Proposal 2 was approved.

Proposal 3 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013:

FOR	AGAINST	ABSTAIN
35,033,649	1,124,368	163,033

Proposal 3 was approved.

Item 8.01. Other Events.

On June 4, 2013, the Board separated the roles of Chairman of the Board and Chief Executive Officer and appointed Charles W. Federico, formerly independent lead director, as the Company's independent Chairman of the Board, effective immediately. Mr. Federico replaces Maurice R. Ferré, M.D., who remains the Company's Chief Executive Officer and a member of the Board. With the appointment of an independent, non-executive Chairman, the role of lead independent director shall remain unfilled.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement between the Company and Ian. R. Dawson, effective May 31, 2013
10.2	Amended and Restated Employment Agreement between the Company and Ivan Delevic, effective July 30, 2012 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K as filed on August 1, 2012)
10.3	First Amendment to Amended and Restated Employment Agreement between the Company and Ivan Delevic, effective May 31, 2013
99.1	Press Release issued by the Company on June 3, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKO Surgical Corp.

Date: June 4, 2013	By:	/s/	Menashe R. Frank
Menashe R. Frank, Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement between the Company and Ian. R. Dawson, effective May 31, 2013
10.2	Amended and Restated Employment Agreement between the Company and Ivan Delevic, effective July 30, 2012 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K as filed on August 1, 2012)
10.3	First Amendment to Amended and Restated Employment Agreement between the Company and Ivan Delevic, effective May 31, 2013
99.1	Press Release issued by the Company on June 3, 2013

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